Exhibit 10.25

FOURTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT

FOURTH AMENDMENT CONSENT TO CREDIT AGREEMENT (this "Agreement"), dated as of December 1, 2008, among NOVAMED, INC., a Delaware corporation (“Borrower”), NATIONAL CITY BANK (“Agent”) and the Lenders signatory hereto. Terms not defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined).

BACKGROUND

A. Borrower, the Lenders signatory thereto and Agent are party to that certain Sixth Amended and Restated Credit Agreement dated as of February 7, 2007 (as amended by that certain First Amendment to Credit Agreement and Consent to Acquisition dated as of May 31, 2007, that certain Second Amendement to Credit Agreement dated as of June 20, 2007 and that certain Third Amendment and Consent to Credit Agreement dated as of December 13, 2007, the "Credit Agreement").

B. Borrower has requested that Agent and Lenders amend the Credit Agreement and consent to the assumption of certain debt related to the acquisition by Borrower or a Wholly-Owned Subsidiary of Borrower of one or more ambulatory surgery centers (“Debt Assumption”) which assumption of debt requires the consent of the Required Lenders.

C. Agent and Lenders are willing to enter into this Agreement to consent to the Debt Assumption and amend the Credit Agreement upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent. Borrower hereby represents and warrants that after giving effect to the Debt Assumption and related acquisitions on a pro forma basis it will be in compliance with all financial covenants under the Credit Agreement. Based upon such representations and warranties, the Agent and the Lenders hereby consent to the Debt Assumption by Borrower or a Wholly-Owned Subsidiary of Borrower for an amount not to exceed $6,000,000.

2. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition thereto:

"Acquired Surgery Centers" means surgery centers acquired by Borrower or a Wholly-Owned Subsidiary of Borrower after the Effective Date that have debt outstanding that will be assumed by Borrower or a Wholly-Owned Subsidiary of Borrower.

 “Fourth Amendment” means that certain Fourth Amendment and Consent to Credit Agreement dated as of December 1, 2008 among Borrower, Agent and Required Lenders.

(b) Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Total Funded Debt" therein and replacing it with the following new definition of "Total Funded Debt":

“Total Funded Debt" of any Person means all Indebtedness of such Person except Indebtedness specified in clause (g) of the definition of Indebtedness; provided, with respect to Indebtedness of NovaMed of New Albany and NovaMed of Altamonte Springs permitted to be outstanding under Section 7.2.2(q) and Section 7.2.2(v) hereof, that amount of such Indebtedness of NovaMed of New Albany and NovaMed of Altamonte Springs guaranteed by a Person or Persons other than a Credit Party, ASC Subsidiary, Minority ASC Entity or Affiliate of a Credit Party, ASC Subsidiary or Minority ASC Entity shall be excluded for purposes of calculating this definition and provided, further, the amount of outstanding Indebtedness of Surgery Center of Kalamazoo and Acquired Surgery Centers included in the calculation of this definition shall equal the principal amount of such Indebtedness multiplied by that percentage of the outstanding equity of Surgery Center of Kalamazoo and Acquired Surgery Centers owned by the Borrower or any Wholly-Owned Subsidiary.

(c) Section 7.2.2 of the Credit Agreement is hereby amended by adding the following new clauses (x) and (y) thereto:

"(x) Indebtedness of Acquired Surgery Centers in an amount not to exceed $6,000,000; and

(y) Indebtedness of Borrower consisting of a guarantee of the Indebtedness of Acquired Surgery Centers permitted under clause (x) of this Section 7.2.2. provided that such guarantee is limited to a pro rata portion of such Indebtedness equal to Borrower’s owned pro rata portion of the outstanding equity interests of Acquired Surgery Centers."

(d) Section 7.2.3 of the Credit Agreement is hereby amended by deleting clause (m) thereof and replacing it with the following new clause (m):

"(m) Liens on the assets of NovaMed of New Albany, Surgery Center of Kalamazoo, NovaMed of Altamonte Springs and Acquired Surgery Centers securing the Indebtedness permitted by clause (q), (s), (v) and (x) of Section 7.2.2., respectively."

3. Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower represents and warrants to Agent and the Lenders that the execution, delivery and performance by Borrower of this Agreement is within its corporate powers, as applicable, has been duly authorized by all necessary corporate action and does not and will not violate or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws or other organizational document of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower; and the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and the effects of general principles of equity. Borrower hereby further represents and warrants that, as of the Effective Date, the Borrower and its Subsidiaries are Solvent on a consolidated basis and the Borrower acknowledges that its warranties and representations contained in the Credit Agreement and the other Loan Documents, are true and correct in all material respects both before and after the Effective Date (both before and after giving effect to the transactions contemplated hereby) with the same effect as though made on such date (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

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4. Conditions. The effectiveness of the consent and amendments stated in this Agreement is subject to each of the following conditions precedent (the date of consummation of which shall be the "Effective Date"):

(A) Agreement. Agent shall have received counterparts of this Agreement duly executed by Borrower, Agent and the Required Lenders.

(B) No Default. After giving effect to this Agreement, and the waivers contained herein no Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

(C) Warranties and Representations. The warranties and representations of the Loan Parties contained in this Agreement, the Credit Agreement and the other Loan Documents, shall each be true and correct in all material respects as of the effective date hereof, with the same effect as though made on such date (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(D) Payment of Expenses. Borrower shall have paid all reasonable out of pocket expenses (including reasonable attorney’s fees) of Agent in connection this Agreement.

(E) Additional Deliveries. Borrower and the other Loan Parties shall have executed and delivered such additional certificates, documents, amendments to other Loan Documents and financing statements as Agent may require in connection with the transactions contemplated by this Agreement.

5. Miscellaneous.

(A) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

(B) Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflict of laws principles.

(C) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Delivery of an executed signature page to this Agreement by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

(D) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(E) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

(F) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement, which is evidenced by the Notes and secured by the Collateral. The Credit Agreement as amended hereby and each of the other Loan Documents remains in full force and effect.

 [Signature Pages Follow]

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

NOVAMED, INC.

By:	/s/ Scott T. Macomber
Name:	Scott T. Macomber
Title:	EVP and CFO

NATIONAL CITY BANK,
Individually as a Lender, as Letter of Credit
Issuer and as Agent

By /s/ James M. Kershner
Title:  Vice President

BANK OF AMERICA, N.A. as successor by merger
to LASALLE BANK NATIONAL ASSOCIATION
Individually as a Lender

By /s/ Sophia Taylor
Title:  Senior Vice President

THE NORTHERN TRUST COMPANY
Individually as a Lender

By /s/ Michael A. Nitekman
Title:  Second Vice President

ASSOCIATED BANK, N.A.
Individually as a Lender

By /s/ Viktor Gottlieb
Title:  AVP

RBS CITIZENS, N.A.
Individually as a Lender

By /s/ Richard H. Ault
Title:  Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
Individually as a Lender

By /s/ Carlos R. Cardenas
Title:  Senior Vice President

BMO CAPITAL MARKETS FINANCING, INC.
Individually as a Lender

By /s/ Michael D. Pincus
Title:  Managing Director